                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                               BROADWING COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

Broadwing Communications Inc.                        NOTICE OF ACTION BY WRITTEN
1122 Capital of Texas Highway South                       CONSENT OF STOCKHOLDER
Austin, Texas 78746

To our Stockholders:

    Broadwing Inc. is the holder of all of the outstanding shares of common stock, $.01 par value, of Broadwing Communications Inc. (the "Company") and has approved in writing the re-election of Richard G. Ellenberger as a director of the Company for a one-year term ending in 2002. The re-election of Mr. Ellenberger as a director shall not become effective until at least 20 days after the mailing of the enclosed Information Statement.

    Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are hereby being furnished with an Information Statement relating to this action.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                          By Order of the Board of Directors
                                          Jeffrey C. Smith
                                          Secretary

April 26, 2001

                         BROADWING COMMUNICATIONS INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                     INFORMATION STATEMENT RELATING TO THE
                ELECTION OF RICHARD G. ELLENBERGER AS A DIRECTOR
                       FOR A ONE-YEAR TERM ENDING IN 2002
                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.
        THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS
                                 APRIL 26, 2001

    This Information Statement is being furnished by Broadwing
Communications Inc., a Delaware corporation (the "Company"), to the holders of the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, $.01 par value (the "Preferred Shares"), in connection with the election of Richard G. Ellenberger as a director of the Company for a one-year term ending in 2002.

    The director who receives the greatest number of votes is elected to the Board of Directors. Broadwing Inc. ("Broadwing") is the holder of all of the outstanding Common Stock, $.01 par value, of the Company (the "Common Shares") and has consented in writing to the election of Richard G. Ellenberger as a director for a one-year term ending in 2002. Broadwing's approval constitutes over 90% of the votes entitled to be cast on the election of Mr. Ellenberger as a director. Mr. Ellenberger has served as the sole director of the Company since November 9, 1999.

    Accordingly, all corporate actions necessary to elect Mr. Ellenberger as a director for a one-year term ending in 2002 have been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, the re-election of Mr. Ellenberger as a director shall not become effective until at least 20 days after the Company has mailed this Information Statement to the holders of the Preferred Shares.

    The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Preferred Shares held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

    The executive offices of the Company are located at 1122 Capital of Texas Highway South, Austin, Texas 78746. All holders of record of the Preferred Shares at the close of business on April 12, 2001 will receive this Information Statement.

                               VOTING SECURITIES

    The Company's Board of Directors has fixed the close of business on April 12, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to vote. As of the Record Date, 500,000 Common Shares and 395,120 Preferred Shares were entitled to vote. Broadwing owns 100% of the Common Shares and is entitled to one vote for each Common Share. All other stockholders are entitled to one-tenth of one vote for each Preferred Share owned on the Record Date. The Preferred Shares vote with the Common Shares as one class.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The Company is not aware of any directors or officers that own any equity securities of the Company. The Company has only limited information concerning the beneficial ownership of the Preferred Shares because substantially all of the Preferred Shares are registered in the name of nominees.

    The following table sets forth certain information as of the record date regarding the only stockholder of the Company known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities:

                                                                  AMOUNT AND
                                                                  NATURE OF    PERCENT
TITLE OF CLASS                    BENEFICIAL OWNER(A)             OWNERSHIP    OF CLASS
--------------          ----------------------------------------  ----------   --------
Common Shares           Broadwing Inc.                             500,000       100%
                        201 East Fourth Street
                        P.O. Box 2301
                        Cincinnati, Ohio 45201

                               BOARD OF DIRECTORS

GENERAL INFORMATION

    The Board of Directors of the Company (the "Board") is responsible for establishing broad corporate policies and for the overall performance of the Company. On November 9, 1999, Mr. Ellenberger became the sole member of the Board. As the Chief Executive Officer of the Company, Mr. Ellenberger is involved in day-to-day operating details and is also kept informed of the Company's business by various operating and financial reports and documents.

    Since the Company has one director, the Board does not ordinarily hold official meetings. The sole director takes action by written consent in lieu of meeting whenever needed. The Company does not have any Board committees.

    In 2000, the Board did not hold any meetings.

COMPENSATION OF DIRECTORS

    Mr. Ellenberger, as an employee of the Company and of Broadwing, does not receive any compensation for serving on the Board.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

    The Company is not aware of any directors or named executive officers that own any equity securities of the Company. The following table sets forth the beneficial ownership of Broadwing Common Shares as of April 1, 2001 by each director and each executive officer named in the Summary Compensation Table on page 5 and by all directors and officers of the Company as a group.

                                                             BROADWING COMMON
                                                            SHARES BENEFICIALLY
                                                                OWNED AS OF       PERCENT OF BROADWING
                                                               APRIL 1, 2001         COMMON SHARES
                                                            -------------------   --------------------
Dominick J. DeAngelo(a)...................................         337,297                 .15
Richard G. Ellenberger(a).................................         850,056                 .39
Kevin W. Mooney(a)(b).....................................         262,198                 .12
Richard S. Pontin(a)......................................         182,535                 .08
Jeffrey C. Smith(a)(c)....................................         349,371                 .16
All directors and officers as a group (consisting of 11
  persons, including those named above)...................       2,246,385                1.03

------------------------

(a) Includes Broadwing Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following options are included in the totals: 337,297 Broadwing Common Shares for Mr. DeAngelo; 292,475 Broadwing Common Shares for Mr. Ellenberger; 66,600

    Broadwing Common Shares for Mr. Mooney; 31,125 Broadwing Common Shares for Mr. Pontin; and 318,296 Broadwing Common Shares for Mr. Smith.

(b) Includes 812 Broadwing Common Shares held directly by Mr. Mooney or by a person with whom Mr. Mooney has a duty of trust or confidence such as a spouse, parents, children or siblings, but as to which Broadwing Common Shares Mr. Mooney disclaims beneficial ownership.

(c) Includes 600 Broadwing Common Shares held directly by Mr. Smith or by a person with whom Mr. Smith has a duty of trust or confidence such as a spouse, parents, children or siblings, but as to which Broadwing Common Shares Mr. Smith disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

    The Board of the Company presently consists of one director, Richard G. Ellenberger, Chief Executive Officer of the Company and President and Chief Executive Officer of Broadwing. The director is elected for a one-year term. The Board has nominated Mr. Ellenberger, who is an incumbent director, as a director, to serve until his successor is elected and qualified. Broadwing has approved the election of Mr. Ellenberger as a director for a one-year term ending in 2002 and until his successor is duly elected and qualified.

    For Mr. Ellenberger, there follows a brief listing of his principal occupation during at least the past five years, other major affiliations and his age on the date of this Information Statement.

DIRECTOR

    Mr. Ellenberger has been Chief Executive Officer of the Company since November 9, 1999; President and Chief Executive Officer of Broadwing since
March 1, 1999; Chief Operating Officer of Broadwing since July 1, 1998; President and Chief Executive Officer of Cincinnati Bell Telephone Company from 1997-1998. He has served as a director of Broadwing since 1998 and as a director of the Company since 1999. He served as Chief Executive Officer of XLConnect from 1996-1997. He served as President, Business Services of MCI Telecommunications, from 1995-1996; Senior Vice President, Worldwide Sales of MCI Telecommunications, 1994-1995; Senior Vice President, Branch Operations of MCI Telecommunications, 1993-1994 and Vice President, Southeast Region of MCI Telecommunications, 1992-1993. He is a director of Ineto, Inc. Age 48.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The Company currently does not have a compensation committee.
Mr. Ellenberger, the sole director of the Company, is responsible for administering executive compensation policies for the officers of the Company, other than for the named executive officers of the Company. The Broadwing Compensation Committee administers the compensation of Mr. Ellenberger, the Chief Executive Officer of the Company, Richard S. Pontin, the President and Chief Operating Officer of the Company, Kevin W. Mooney, the Executive Vice President and Chief Financial Officer of the Company and Jeffrey C. Smith, the Chief Administrative Officer, General Counsel and Secretary of the Company. Richard S. Pontin is responsible for administering the executive compensation of Dominick J. DeAngelo, the President of Data and Internet Markets for Broadwing Communications Services Inc. In 2000, Broadwing paid the compensation of
Messrs. Ellenberger, Mooney and Smith and the Company paid the compensation of Messrs. Pontin and DeAngelo.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program consists of three elements: base salary, annual incentive compensation and long term incentive compensation and targets each executive's total direct compensation to be competitive with the revenue adjusted median of the marketplace, using information from general industry, telecommunications and high-technology surveys conducted by outside consultants.

    BASE SALARIES. Base salaries have been established at ranges that are comparable to similar positions at other companies based upon the Company's market data. The Company intends to adjust salaries based upon individual performance and upon the results of the Company's market data. The salaries of the named executive officers appear in the "Summary Compensation Table."

    ANNUAL INCENTIVES. The compensation of the named executive officers, other than Mr. DeAngelo, was determined by the Broadwing Compensation Committee. The annual bonuses of the named executive officers appear in the "Summary Compensation Table."

    LONG TERM INCENTIVES. The long term incentives of the named executive officers of the Company include stock options, restricted stock and performance unit awards under Broadwing's benefit plans. The stock option grants to the named executive officers are shown in the "Grants of Stock Options" table.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. In 2000, Mr. Ellenberger served in the capacity of Chief Executive Officer of the Company. He has served as the President and Chief Executive Officer of Broadwing since March 1, 1999.
Mr. Ellenberger is compensated by Broadwing as set forth in the "Summary Compensation Table."

    COMPENSATION LIMITATION. Section 162(m) of the Internal Revenue Code (the "Code") generally limits the available deduction to the Company for compensation paid to any of the Company's named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements.
Mr. Ellenberger and the Broadwing Compensation Committee desire to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its stockholders. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved and on the effectiveness of each type of compensation for incenting results.

    Sole Director:

    Richard G. Ellenberger

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company currently does not have a compensation committee.
Mr. Ellenberger, the Chief Executive Officer of the Company, is also the sole director of the Company. During 2000, Mr. Ellenberger, in his capacity as the sole director of the Company, made decisions concerning executive officer compensation, other than for the named executive officers of the Company. During 2000, Mr. Pontin, the President and Chief Operating Officer of the Company, made decisions concerning Mr. DeAngelo's compensation.

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

    The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company and its subsidiaries in all capacities. Mr. Ellenberger served as a director of the Company but received no separate compensation in that capacity.

                                                                                       LONG-TERM COMPENSATION
                                                                               --------------------------------------
                                                                                        AWARDS              PAYOUTS
                                                ANNUAL COMPENSATION            ------------------------   -----------
                                        ------------------------------------   RESTRICTED   SECURITIES     LONG-TERM
                                                               OTHER ANNUAL      STOCK      UNDERLYING     INCENTIVE
NAME AND PRINCIPAL POSITION    YEAR     SALARY $   BONUS $    COMPENSATION $   AWARD ($)    OPTIONS (#)   PAYOUTS ($)
---------------------------  --------   --------   --------   --------------   ----------   -----------   -----------
Richard G.                     2000     $700,000   $610,000         (c)        $  800,000(d)     98,100        $0
Ellenberger(a).............    1999     $550,000   $576,000         (c)        $5,025,000(e)  2,028,000        $0
President and Chief
Executive Officer

Kevin W. Mooney(a).........    2000     $320,000   $320,000         (c)        $  410,000(f)     20,000        $0
Executive Vice President       1999     $226,640   $240,000         (c)        $  837,500(g)    815,700        $0
and Chief Financial Officer

Richard S. Pontin(a).......    2000     $300,000   $350,000         (c)        $  400,000(h)     25,000        $0
President and Chief            1999     $190,320   $208,000         (c)        $1,190,375(i)    669,900        $0
Operating Officer

Jeffrey C. Smith(a)........    2000     $223,592   $239,084         (c)        $  275,000(j)     20,000        $0
Chief Administrative           1999     $207,904   $145,000         (c)        $        0      199,741         $0
Officer, General Counsel       1998     $190,000   $ 70,000         (c)        $        0       80,000         $0
and Secretary

Dominick J. DeAngelo(a)....    2000     $250,394   $170,289         (c)        $  255,689(k)     20,000        $0
President, Data and            1999     $230,105   $ 95,000         (c)        $        0      299,742(l)      $0
Internet Markets of            1998     $102,308   $      0         (c)        $        0      102,100(m)      $0
Broadwing Communications
Services, Inc.


                                 ALL OTHER
NAME AND PRINCIPAL POSITION  COMPENSATIONS ($)
---------------------------  -----------------
Richard G.                        $ 6,832(b)
Ellenberger(a).............       $     0
President and Chief
Executive Officer
Kevin W. Mooney(a).........       $17,631(b)
Executive Vice President          $ 6,400(b)
and Chief Financial Officer
Richard S. Pontin(a).......       $17,246(b)
President and Chief               $ 1,820(b)
Operating Officer
Jeffrey C. Smith(a)........       $ 6,800(b)
Chief Administrative              $     0
Officer, General Counsel          $     0
and Secretary
Dominick J. DeAngelo(a)....       $ 1,350(b)
President, Data and               $   192(n)
Internet Markets of               $75,180(n)
Broadwing Communications
Services, Inc.

------------------------------

(a) During 2000, Messrs. Ellenberger, Mooney and Smith were compensated by Broadwing. Compensation information includes compensation for services provided to Broadwing and the Company. During 2000, Messrs. Pontin and DeAngelo were compensated by the Company.

(b) Represents Broadwing contributions for Messrs. Ellenberger, Mooney, Pontin and Smith to defined contribution savings plans and to the Executive Deferred Plan described on page 8. Represents Company contributions for Mr. DeAngelo to the 401(k) Plan described on page 10.

(c) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.

(d) Broadwing awarded Mr. Ellenberger 32,570 Broadwing Common Shares, of which 50% will vest on December 13, 2001 and the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the New York Stock Exchange ("NYSE") on such date, was $754,200.

(e) Broadwing awarded Mr. Ellenberger 300,000 Broadwing Common Shares, of which 25% of such shares vested on each of December 31, 1999 and December 31, 2000, and an additional 25% of such shares will vest on each of December 31, 2001 and 2002. The value of these shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $6,946,890.

(f) Broadwing awarded Mr. Mooney 16,693 Broadwing Common Shares, of which 50% will vest on December 13, 2001 and the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $386,548.

(g) Broadwing awarded Mr. Mooney a restricted stock grant for 50,000 Broadwing Common Shares, 100% vesting on December 31, 2002. As of December 31, 2000, the value of these shares, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $1,157,815.

(h) Broadwing awarded Mr. Pontin 16,285 Broadwing Common Shares, of which 50% will vest on December 13, 2001 and the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $377,100.

(i) Broadwing awarded Mr. Pontin 53,500 Broadwing Common Shares, with 25% of the shares vesting on the first anniversary of the grant and each anniversary thereafter. The value of these shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $1,238,862.

(j) Broadwing awarded Mr. Smith 11,196 Broadwing Common Shares, of which 50% will vest on December 13, 2001 and the remaining 50% on December 13, 2002. The value of these shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $259,258.

(k) Broadwing awarded Mr. DeAngelo 10,410 Broadwing Common Shares, 50% of such shares will vest on December 13, 2001 and the remaining 50% on December 13, 2002. The value of the shares as of December 31, 2000, based on the average of the high and low price of the Broadwing Common Shares on the NYSE on such date, was $241,057.

(l) Represents 99,342 Broadwing Common Shares underlying options that were obtained in the Company's merger with Broadwing's wholly owned subsidiary, Ivory Merger Inc. upon the conversion of options to acquire 47,360 Company Common Shares and 200,400 Broadwing Common Shares underlying options that were granted by Broadwing after the merger.

(m) Represents Company Common Shares underlying options. All options outstanding at the time of the merger were converted into the right to obtain Broadwing Common Shares upon exercise. The number of Broadwing Common Shares subject to each such option is equal to the number of Company Common Shares originally subject to such option multiplied by 2.0976 and rounded down to the nearest whole share.

(n) Represents relocation expenses.

II. GRANTS OF STOCK OPTIONS

    The Company did not grant stock options to purchase Common Shares in 2000. The following table shows all individual grants by Broadwing of stock options to purchase Broadwing Common Shares granted to the named executive officers of the Company during the fiscal year ended December 31, 2000.

                              NUMBER OF    % OF TOTAL
                              BROADWING     OPTIONS                                POTENTIAL REALIZABLE VALUE AT
                              SECURITIES   GRANTED TO                                 ASSUMED ANNUAL RATES OF
                              UNDERLYING   BROADWING                               STOCK PRICE APPRECIATION FOR
                               OPTIONS     EMPLOYEES    EXERCISE OR                       OPTION TERM(B)
                               GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -----------------------------
NAME                            (#)(A)        YEAR        ($/SH)         DATE          5%($)          10%($)
----                          ----------   ----------   -----------   ----------   -------------   -------------
Richard G. Ellenberger......    98,100(c)     1.692%      $35.9688      1/3/10      $2,219,081      $5,623,583

Kevin W. Mooney.............    20,000(c)     0.345%      $35.9688      1/3/10      $  452,412      $1,146,500

Richard S. Pontin...........    25,000(c)     0.431%      $35.9688      1/3/10      $  565,515      $1,433,125

Jeffrey C. Smith............    20,000(c)     0.345%      $35.9688      1/3/10      $  452,411      $1,146,500

Dominick J. DeAngelo........    20,000(c)     0.345%      $35.9688      1/3/10      $  452,411      $1,146,500

------------------------

(a) The material terms of the options granted are: grant type, non-incentive; exercise price, fair market value on grant date; generally exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year; term of grant, 10 years; except in case of retirement, disability, death or change in control of Broadwing, any unexercisable options are generally cancelled upon termination of employment.

(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the common shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $58.59 and $93.29 for all options expiring on January 3, 2010. They are not intended, however, to forecast possible future appreciation, if any, in the price of the common shares. The total of all stock options granted to employees, including executive officers, during fiscal 2000 was approximately 2.7% of the total number of common shares outstanding as of December 31, 2000. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by Broadwing are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified. Consequently, Broadwing's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

(c) Options to purchase common shares granted by Broadwing in January 2000 as the annual grant.

III. AGGREGATE OPTION EXERCISES

    There are no outstanding options to purchase Common Shares. The following table shows aggregate option exercises for Broadwing Common Shares in the last fiscal year by each of the named executive officers and fiscal year-end values of each such officer's unexercised options at December 31, 2000:

                                                                NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS AT
                                                                OPTIONS AT FY-END(#)        FY-END ($) (A)
                              SHARES ACQUIRED      VALUE            EXERCISABLE               EXERCISABLE
NAME                          ON EXERCISE (#)   REALIZED ($)   (E)/UNEXERCISABLE (U)     (E)/UNEXERCISABLE (U)
----                          ---------------   ------------   ----------------------   -----------------------
Richard G. Ellenberger......         0               $0              (E)  222,475           (E)  1,570,821
                                                                    (U) 1,957,825           (U) 11,912,768

Kevin W. Mooney.............         0               $0              (E)   40,300            (E)   399,159
                                                                     (U)  824,400           (U)  5,147,728

Richard S. Pontin...........         0               $0              (E)   24,875            (E)    22,544
                                                                     (U)  700,025           (U)  3,892,770

Jeffrey C. Smith............         0               $0              (E)  313,296           (E)  3,381,961
                                                                     (U)  120,400            (U)         0

Dominick J. DeAngelo........         0               $0              (E)  302,297           (E)  1,190,280
                                                                     (U)  220,400            (U)         0

------------------------

(a) On December 31, 2000, the value of a common share on the NYSE (based on the average of the high and low price of the common shares on such date) was $23.1563 per share.

IV. PERFORMANCE UNIT AWARDS UNDER THE LONG TERM INCENTIVE PLAN--LAST FISCAL YEAR

    The following table provides information concerning performance unit awards granted by Broadwing to the named executive officers during 2000 under the Long Term Incentive Plan. Each performance unit is equivalent to a percent, not more than 200%, of the value of a Broadwing Common Share, based upon the extent to which Broadwing's total shareholder return ("TSR"), which includes dividends and share price appreciation, for a three-year performance period, compares with a comparison group mean total shareholder return for the same period. No performance unit awards will be awarded at the end of the performance period if Broadwing's TSR is negative. If Broadwing's TSR is 80% of the comparison group mean TSR, 50% of the value of the targeted number of performance units will be awarded. If Broadwing's TSR is greater than 80% of the comparison group mean TSR, up to 200% of the targeted number of performance units will be awarded, with, for example, 100% being awarded if Broadwing's TSR is 100% of the comparison group mean TSR and 200% being awarded if Broadwing's TSR is 140% of the comparison group mean TSR.

                                                                       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                            NUMBER OF        PERFORMANCE OR OTHER                 PRICE-BASED PLANS
                         SHARES, UNITS OR   PERIOD UNTIL MATURATION   ------------------------------------------
NAME                     OTHER RIGHTS (#)          OR PAYOUT          THRESHOLD (#)   TARGET (#)    MAXIMUM (#)
----                     ----------------   -----------------------   -------------   ----------   -------------
Richard G.
  Ellenberger..........       50,000                2000-2002             7,925         15,850         31,700

Kevin W. Mooney........        3,500                2000-2002             1,600          3,200          6,400

EXECUTIVE DEFERRED COMPENSATION PLAN

    The Executive Deferred Compensation Plan permits, for any calendar year, each employee of Broadwing and any subsidiary of Broadwing whose base pay and targeted bonus for the immediately preceding calendar year was at least $150,000 (a "key employee") to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the Long Term Incentive Plan) and up to 100% of any Broadwing Common Share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plan. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plan may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed. For all key employees who participate in the Executive Deferred Compensation Plan, there is also a Broadwing "match" on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee's base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Code for tax-qualified plans (which limit is $160,000 for 1999 and $170,000 for 2000), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee's base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66 2/3% of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee's base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

    Amounts deferred or surrendered by any participating key employee under the Executive Deferred Compensation Plan and any related Broadwing "match" are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including Broadwing Common Shares) as designated by the participant; except that any restricted stock that is surrendered under the plan is generally assumed to be invested in Broadwing Common Shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any Broadwing Common Share awards that are deferred under the plan are assumed to be invested in Broadwing Common Shares.

    The accounts under the Executive Deferred Compensation Plan are not funded, and benefits are paid from the general assets of Broadwing and its subsidiaries.

    Upon the termination of employment of any participant under the Executive Deferred Compensation Plan, the amounts then credited to the participant's account are generally distributed, as so elected by the participant, in two to ten annual installments (in cash and/or Broadwing Common Shares); except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted stock (not including amounts that were credited to such account as assumed cash dividends on such stock) are forfeited if the restricted stock would have been forfeited at the time of the participant's termination of employment had such stock not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of Broadwing, all of the amounts then credited under the plan to a participant's account under the plan are generally paid in a lump sum on the day after the change in control.

    The 2000 "match" for Messrs. Pontin and Smith under the Executive Deferred Compensation Plan is reflected in the Summary Compensation Table under the "All Other Compensation" column. Messrs. Ellenberger, Mooney, and DeAngelo did not participate in the Executive Deferred Compensation Plan during 2000.

V. DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    All of the named executive officers of the Company participated during 2000 in both the Broadwing Pension Plan (the "Management Pension Plan"), which was formerly named the Cincinnati Bell Management Pension Plan and is a tax-qualified defined benefit pension plan, and a non-tax-qualified pension plan known as the Cincinnati Bell Inc. Pension Program (the "Pension Program"); except that Messrs. Pontin and DeAngelo did not participate during 2000 in the Pension Program and Mr. DeAngelo did not participate during 2000 in the Management Pension Plan.

    The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit is $170,000 for each of 2000 and 2001). To the extent that a participant's plan compensation exceeds the Social Security old age retirement taxable wage base, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits which are given at the ages indicated:

ATTAINED AGE                                         PENSION CREDITS
------------                   ------------------------------------------------------------
Less than 30 years             2.50% of total plan compensation plus 2.50% of excess
                               compensation for 2000 2.75% of total plan compensation plus
                               2.75% of excess compensation for 2001

30 but less than 35 years      2.75% of total plan compensation plus 2.75% of excess
                               compensation for 2000 3.00% of total plan compensation plus
                               3.00% of excess compensation for 2001

35 but less than 40 years      3.25% of total plan compensation plus 3.25% of excess
                               compensation for 2000 3.50% of total plan compensation plus
                               3.50% of excess compensation for 2001

40 but less than 45 years      4.00% of total plan compensation plus 4.00% of excess
                               compensation for 2000 4.25% of total plan compensation plus
                               4.25% of excess compensation for 2001

ATTAINED AGE                                         PENSION CREDITS
------------                   ------------------------------------------------------------
45 but less than 50 years      5.25% of total plan compensation plus 5.25% of excess
                               compensation for each of 2000 and 2001

50 but less than 55 years      6.50% of total plan compensation plus 6.50% of excess
                               compensation for each of 2000 and 2001

55 or more years               8.00% of total plan compensation plus 8.00% of excess
                               compensation for each of 2000 and 2001

    A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate is 7.75% per annum for 2000 and 2001 with respect to a participant while he or she is still employed by Broadwing or a Broadwing subsidiary and 3.5% (or 4% if a participant elects out of a pre-retirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant's account also was credited with pension credits equivalent to the participant's accrued benefit on that date or when such benefits are transferred, as the case may be.)

    After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

    Under the Pension Program, each current active participant's pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant's average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant's benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

    As a participant under the Pension Program, if Mr. Ellenberger continues in employment and retires at age 65, his estimated single life annuity annual pension amounts under both the Management Pension Plan and the Pension Program combined would be $655,000, prior to deduction for Social Security benefits and assuming his annual compensation for all years subsequent to 2001 will be the same as his targeted compensation for 2001. Since Mr. Ellenberger is currently age 48 with four years of service, his annual pension amount may be reduced if he retires prior to age 65.

401(K) PLAN

    The Company's 401(k) Plan (the "401(k) Plan") is a tax-qualified retirement plan. Effective January 1, 2001, the 401(k) Plan was consolidated with Broadwing's 401(k) Plan. During 2000, in general, all employees of the Company who had attained age 20 1/2 and completed six months of service were eligible to participate in the 401(k) Plan. Participants were able to make pre-tax contributions to the 401(k) Plan in an amount not to exceed $10,500 for 2000. During 2000, the Company elected to make matching contributions, which were allocated among participants depending on the amount that they contributed to the 401(k) Plan.

EFFECT OF CHANGE IN CONTROL ON CERTAIN EXECUTIVE COMPENSATION PLANS

    Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

VI. EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    EMPLOYMENT AGREEMENT WITH MR. ELLENBERGER

    Effective January 1, 1999, Broadwing entered into an Employment Agreement with Mr. Ellenberger which provides for the employment and retention of Mr. Ellenberger for a four-year term commencing on January 1, 1999, subject to automatic one year extensions unless terminated prior to the beginning of the final year. The Employment Agreement provides for a minimum base salary of $550,000 per year; a minimum bonus target of $360,000 per year; a grant of options to purchase 300,000 Broadwing Common Shares, which options will become exercisable as to 75,000 Broadwing Common Shares on January 1 of each year commencing January 1, 2000 (this grant was amended to provide that it became exercisable as to the first 75,000 Broadwing Common Shares on December 31, 1999 rather than January 1, 2000); a restricted stock award of 300,000 Broadwing Common Shares which will vest on December 31, 2002 (this grant was amended to provide that one-fourth of its shares vest on December 31 of each of 1999, 2000, 2001 and 2002); and annual grants of long term incentives with a present value of not less than $750,000.

    The Employment Agreement provides that, if Mr. Ellenberger's employment terminates within two years following a change in control of Broadwing, Mr. Ellenberger will receive a lump sum payment equal to three times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In the event that Broadwing terminates Mr. Ellenberger's employment (other than for cause or disability or within two years of a change in control of Broadwing), Mr. Ellenberger will receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the Employment Agreement, plus the medical benefits and retiree medical benefits described above. In addition, to the extent that Mr. Ellenberger is deemed to have received an excess parachute payment by reason of a change in control, Broadwing shall pay Mr. Ellenberger an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

    EMPLOYMENT AGREEMENT WITH MR. MOONEY

    Effective January 1, 1999, Broadwing entered into an Employment Agreement with Mr. Mooney containing substantially similar terms to those contained in Mr. Ellenberger's Employment Agreement, except that it provides for: a minimum base salary of $230,000 per year; minimum bonus target of $105,000 per year; a grant of options to purchase 30,000 Broadwing Common Shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award of 50,000 Broadwing Common Shares which will vest on December 31, 2002; and annual grants of long term incentives with a present value of not less than $130,000.

    EMPLOYMENT AGREEMENT WITH MR. PONTIN

    Effective April 9, 1999, Broadwing entered into an Employment Agreement with Mr. Pontin which provides for the employment and retention of Mr. Pontin for a two year term commencing April 9, 1999, subject to automatic one year extensions unless terminated prior to the beginning of each subsequent anniversary of April 9. The other terms and provisions of the Employment Agreement are substantially similar to those contained in Mr. Ellenberger's Employment Agreement, except that Mr. Pontin's Employment Agreement provides for: a minimum base salary of $260,000 per year; a minimum bonus target of $130,000 per year; a grant of options to purchase 99,500 Broadwing Common Shares which options become exercisable as to 24,875 shares on each of April 9, 2000 and April 9, 2001 and 49,750 shares on April 9, 2002; a restricted stock award of 53,500 shares which vest as to one-fourth of those shares on April 9 of each of 2000, 2001, 2002 and 2003; and if Mr. Pontin's employment terminates within two years after a change in control, his lump sum payment will be equal to two times his annual base salary and bonus target plus continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

    EMPLOYMENT AGREEMENT WITH MR. SMITH

    Effective January 1, 2000, Broadwing entered into an Employment Agreement with Mr. Smith which provides for the employment and retention of Mr. Smith for a two year term commencing January 1, 2000, subject to automatic one year extensions. The other terms and provisions of the Employment Agreement are substantially similar to those contained in Mr. Ellenberger's Employment Agreement, except that Mr. Smith's Employment Agreement provides for: a minimum base salary of $212,166 per year; a minimum bonus target of $106,083 per year; a grant of options to purchase 20,000 Broadwing Common Shares for 1999 which options become exercisable as to 5,000 shares on each of January 3, 2001 and January 3, 2002 and 10,000 shares on January 3, 2003 and an amount to be determined each year for subsequent years; and if Mr. Smith's employment terminates within two years after a change in control, his lump sum payment will be equal to two times his annual base salary and bonus target plus continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

    EMPLOYMENT AGREEMENT WITH MR. DEANGELO

    Effective November 9, 1999, Broadwing Communications Services Inc., a subsidiary of the Company, entered into an Employment Agreement with Mr. DeAngelo which provides for the employment and retention of Mr. DeAngelo for a one-year term commencing on November 9, 1999, subject to automatic one-year extensions unless terminated prior to the end of a year. The Employment Agreement provides for a minimum base salary of $245,100 per year; a minimum bonus target of $122,550 per year; a grant of options on November 9, 1999 to purchase 200,000 Broadwing Common Shares, which options will become exercisable as to 50,000 Broadwing Common Shares on each of September 17, 2002 and
September 17, 2003 and as to 100,000 Broadwing Common Shares on September 17, 2004; and annual grants of options to purchase Broadwing Common Shares. The Employment Agreement provides that, if Mr. DeAngelo's employment terminates within one year following a change of control of Broadwing, Mr. DeAngelo will receive a lump sum payment equal to his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

PERFORMANCE GRAPH

    The Performance Graph is not relevant since the Company has not had a class of common stock registered under Section 12 of the Securities Exchange Act of 1934 since 1999.

OTHER MATTERS

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by regulations of the

Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2000 and ending December 31, 2000, all such persons complied on a timely basis with the filing requirements of Section 16(a).

FINANCIAL STATEMENTS AVAILABLE

    The 2000 Combined Annual Report and Form 10-K of the Company to stockholders includes the financial statements for the Company and its subsidiaries. If you would like a copy of the Company's 2000 Combined Annual Report and Form 10-K as filed with the Securities and Exchange Commission, please write to Jeffrey C. Smith, Secretary, Broadwing Communications Inc., 201 East Fourth Street,
P.O. Box 2301, Cincinnati, Ohio 45201, and the Company will send you one free of charge.

                                          By Order of the Board of Directors
                                          Jeffrey C. Smith
                                          Secretary

April 26, 2001